Exhibit 99.01

News Release Andrea Prochniak, Investors 212.756.4542 Andrea.Prochniak@alliancebernstein.com	Jonathan Freedman, Media 212.823.2687 Jonathan.Freedman@alliancebernstein.com

AllianceBernstein Announces August 31, 2014 Assets Under Management

New York, NY, September 11, 2014 – AllianceBernstein L.P. and AllianceBernstein Holding L.P. (NYSE: AB) today announced that preliminary assets under management increased to $486 billion during August 2014 from $477 billion at the end of July. The 1.9% increase was due to market appreciation and firmwide net inflows.  By channel, net flows were positive for Institutions and Retail and flat for Private Client. In addition, during the month, the firm reclassified approximately $1 billion in Institutional assets, for which it provides administrative services, out of assets under management. There is no impact on firm revenue or financials as a result of this action.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At August 31, 2014				At July 31
					2014
			Private
	Institutions	Retail	Client	Total	Total
Equity
Actively Managed	$31	$46	$39	$116	$113
Passive	22	28	1	51	49
Total Equity	53	74	40	167	162

Fixed Income
Taxable	153	66	10	229	227
Tax-Exempt	2	10	19	31	30
Passive	0	10	0	10	10
Total Fixed Income	155	86	29	270	267

Other(1)	35	8	6	49	48
Total	$243	$168	$75	$486	$477

	At July 31, 2014

Total	$240	$163	$74	$477

(1) Includes multi-asset solutions and services, and certain alternative investments.

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Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2013 and subsequent Forms 10-Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AllianceBernstein files with or furnishes to the SEC and any other public statements issued by AllianceBernstein, may turn out to be wrong.  It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At June 30, 2014, AllianceBernstein Holding L.P. owned approximately 36.0% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.6% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our website, www.alliancebernstein.com.

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